As filed with the Securities and Exchange Commission on July 25, 2014

Registration No. 333-196961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACROCURE LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Macrocure Ltd.
25 Hasivim Street
Petach Tikva 4959383, Israel
Tel: +972-3-923-5556
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Phyllis G. Korff, Esq. Andrea L. Nicolas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: +1 (212) 735-3000 Fax: +1 (212) 735-2000	David S. Glatt, Adv. Ronen Bezalel, Adv. Jonathan M. Nathan, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	F. Holt Goddard, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: +1 (212) 819-8200 Fax: +1 (212) 354-8113	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555

Approximate date of commencement of proposed sale to the public:
As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, par value NIS 0.01 per share	6,152,500	$15.00	$92,287,500	$11,886.63

(1)	Includes ordinary shares that the underwriters may purchase pursuant to their option to purchase additional ordinary shares, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file Exhibits 1.1, 4.3 and 10.8 and to reflect such filing in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Exhibits and Financial Statement Schedules.

(a)    The Exhibit Index is hereby incorporated herein by reference.

(b)    Financial Statement Schedules.

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant’s consolidated financial statements and related notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petach Tikva, Israel on this day of July 25, 2014.

MACROCURE LTD.
By:	/s/ Nissim Mashiach
	Name:	Nissim Mashiach
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date
/s/ Nissim Mashiach	President and Chief Executive Officer (principal executive officer)	July 25, 2014
Nissim Mashiach
*	Chief Financial Officer (principal financial officer and principal accounting officer)	July 25, 2014
Shai Lankry

*	Chairman of the Board of Directors	July 25, 2014
David Ben Ami

*	Director	July 25, 2014
Ze’ev Bronfeld

*	Director	July 25, 2014
Ranan Grobman

*	Director	July 25, 2014
Tomer Kariv

*	Director	July 25, 2014
Jonathan Kolber

*	Authorized Representative in the United States	July 25, 2014
Donald J. Puglisi
*By:	/s/ Nissim Mashiach
Nissim Mashiach
Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Articles of Association of the Registrant, to be effective prior to the closing of this offering#
4.1	Specimen Share Certificate#
4.2	First Amended and Restated Registration Rights Agreement, dated May 3, 2012, by and among the Registrant and certain shareholders of the Registrant#
4.3	Second Amended and Restated Registration Rights Agreement, dated July 22, 2014 (but effective upon the closing of this offering), by and among the Registrant and certain security holders of the Registrant
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)#
10.1	Summary English Translation of 2008 Stock Option Plan#
10.2	2013 Share Incentive Plan#
10.2.1	Amendment No. 1 to 2013 Share Incentive Plan#
10.3	Summary English Translation of License Agreement, dated January 31, 2008, by and between Macrocure Ltd. and Professor David Danon, as amended by an Addendum, dated January 16, 2011#
10.4.1	Non Clinical and Clinical Manufacturing Agreement, dated July 11, 2010, by and between Macrocure Ltd. and the American National Red Cross, Penn-Jersey Region#†
10.4.2	Amendment No. 1, entered into as of April 23, 2014, to Non Clinical and Clinical Manufacturing Agreement, by and between Macrocure Ltd. and the American National Red Cross, Penn-Jersey Region#†
10.5.1	Source Leukocytes and Plasma Services Agreement, entered into effective as of March 26, 2013, by and between Macrocure Ltd. and the American National Red Cross, Penn-Jersey Region#†
10.5.2	Amendment No. 1, entered into as of April 23, 2014, to Source Leukocytes and Plasma Services Agreement, by and between Macrocure Ltd. and the American National Red Cross, Penn-Jersey Region#†
10.6	Summary English Translation of Sales, Marketing and Research & Development Agreement, dated January 23, 2008, by and between Macrocure Ltd. and Magen David Adom#
10.7	Manufacturing Agreement, dated February 26, 2014, between Maco Productions, Maco Pharma and Macrocure Ltd.#†
10.8	Form of indemnification agreement by and between the Registrant and each of its directors and executive officers, to be effective upon the closing of this offering
10.9	Convertible Loan Credit Line Agreement, dated July 10, 2014, by and between Macrocure Ltd. and Yitzhak (Viatcheslav) Mirilashvili#
10.10	Warrant to purchase ordinary shares of Macrocure Ltd., dated July 10, 2014, issued by Macrocure Ltd. to Yitzhak (Viatcheslav) Mirilashvili#
21.1	List of subsidiaries of the Registrant#
23.1	Consent of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm#
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)#
24.1	Power of Attorney (included in signature pages of Registration Statement)#
99.1	Consent of Katherine Wolf, a director nominee#
99.2	Consent of Yuval Yanai, a director nominee#

#	Previously filed.
†	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.